UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

MKS INC.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	000-23621	04-2277512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 978 645-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Notes Offering

On January 26, 2026, MKS Inc. (the “Company”) issued a press release announcing a proposed offering (the “Offering”) of €1.0 billion aggregate principal amount of senior notes due 2034 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

On January 28, 2026, the Company issued a press release announcing the pricing of the Offering.

The Company estimates that the net proceeds from the Offering will be approximately €985 million, after deducting the initial purchasers’ discounts and estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering, together with the net proceeds from the previously announced partial refinancing of its existing $2.2 billion U.S. dollar tranche B term loan (the “USD Tranche B Term Loan”), the net proceeds from the previously announced refinancing of its existing €587 million euro tranche B term loan (the “Euro Tranche B Term Loan” and together with the USD Tranche B Term Loan, the “Term Loan Facility”) and cash on hand, to prepay approximately $1.3 billion of, and refinance in full, the USD Tranche B Term Loan, and refinance in full the Euro Tranche B Term Loan.

The closing of the Offering is expected to occur on February 4, 2026, subject to satisfaction of customary closing conditions, substantially concurrently with the closing of the previously announced refinancing of the Company’s Term Loan Facility, but the closing of the Offering is not contingent upon the closing of the refinancing.

Copies of the press releases announcing the Offering and the pricing of the Offering are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of, any securities of the Company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the Company’s refinancing plans and the details thereof, including the timing and completion of the Offering and the previously announced refinancing of the Company’s term loan facility, the proposed use of proceeds therefrom and the details thereof, the Company’s ability to complete the transactions described herein and the other expected effects thereof. There can be no assurance that the Company will be able to complete the transactions described herein on the anticipated terms, or at all. These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond the Company’s control including, without limitation, market risks and uncertainties, the completion of the transactions described herein on the anticipated terms or at all, and other important risks and factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, any subsequent Quarterly Reports on Form 10-Q, the preliminary offering memorandum related to the Offering, and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated January 26, 2026, of MKS Inc.

99.2	Press Release, dated January 28, 2026, of MKS Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2026	MKS Inc.

	By:	/s/ Kathleen F. Burke
	Name:	Kathleen F. Burke
	Title:	Executive Vice President, General Counsel and Secretary